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                                                            EXHIBIT 10.16

                             SEVERANCE AGREEMENT
                             --------------------

         This Severance Agreement (this "Agreement") is made as of December 11, 1995 by and between FIBREBOARD CORPORATION, a Delaware corporation (the "Company"), and ____________________________ ("Executive").

                                   RECITALS
                                   --------

         WHEREAS the Company and Executive have previously entered into a Severance Agreement dated as of January 1, 1992 (the "Prior Agreement") providing for certain benefits to be conferred upon Executive under specified circumstances in the event that (i) Executive's employment is terminated by the Company or (ii) Executive voluntarily terminates his employment with the Company, all upon the terms and conditions set forth therein; and

         WHEREAS the Board of Directors of the Company has approved a new severance agreement to provide Executive with certain additional benefits and to conform the terms of such agreement to the current policy of the Company regarding an officer's entitlement to benefits upon the termination of his employment;

         NOW THEREFORE, the parties hereto agree as follows:

1.  TERMINATION ABSENT A CHANGE OF CONTROL.

    (a) If (i) the Company terminates Executive's employment for any reason other than Permanent Total Disability or Cause, or (ii) Executive voluntarily terminates his employment under circumstances involving a Constructive Termination, Executive will be entitled to the following compensation:

              (1)  One year's Base Salary; and

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              (2)  An amount equal to the Target Level Bonus (as defined in
                   Paragraph 10(f) below) for the fiscal year of termination;
                   and

              (3) An amount equal to the Target Level Bonus for the fiscal year of termination, prorated for the period of Executive's actual employment during the fiscal year of termination.

    (b) The compensation payable under subparagraphs 1(a)(1), (2) and (3) above shall be paid in a single lump sum within thirty (30) days following the last date of Executive's employment.

2.  TERMINATION UPON A CHANGE OF CONTROL.

    (a) If within a one-year period after a Change of Control (i) the Company or the surviving entity terminates Executive's employment for any reason other than Permanent Total Disability or Cause or (ii) Executive voluntarily terminates his employment under circumstances involving a Constructive Termination, Executive will be entitled to the following compensation:

              (1)  Eighteen (18) months' Base Salary; and

              (2)  An amount equal to the greater of:

                   (A) The Target Level Bonus for the fiscal year of termination, or

                   (B) The average of the total annual bonus payments made to Executive under the Company's Annual Cash Incentive Program for the three fiscal years preceding the fiscal year of termination; and

              (3) An amount equal to the payment provided for under 2(a)(2) above, prorated for the period of Executive's actual employment during the fiscal year of termination.

    (b) If within a three-month period following a Change of Control, Executive voluntarily terminates his employment under circumstances not involving a Constructive Termination, Executive will be entitled to the following compensation:

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         (i)     One year's Base Salary; and

         (ii) An amount equal to the Target Level Bonus for the fiscal year of termination.

    (c) The compensation payable under paragraphs 2(a) or (b) above will be paid in a single lump sum within thirty (30) days after the last date of Executive's employment.

    (d) In the event of a termination of Executive's employment under the circumstances described in paragraph 2(a) (but not 2(b)) above:

         (i) All outstanding options, restricted stock rights and phantom stock units (valued as of the date of termination of Executive's employment) previously awarded to Executive shall immediately vest and the Company shall promptly issue stock or cash, as the case may be, to Executive as called for by the terms of such awards; and

         (ii) All of Executive's non-qualified deferred compensation or retirement benefits, if any, accrued through the date of termination under any non-qualified deferred compensation plan or arrangement shall immediately vest and be payable, to the extent permissible under the terms of such plan or arrangement.

3. BONUS PAYMENT FOR YEAR PRECEDING TERMINATION. If Executive's employment is terminated for any reason other than Cause prior to the date that the Board of Directors has determined to award bonuses for a prior fiscal year, Executive shall receive a bonus equal to the bonus he would have received if his employment had not been terminated.

4. VOLUNTARY TERMINATION. If Executive voluntarily terminates his employment other than as provided in paragraph 1 or 2 above, Executive shall not be entitled to any benefits under this Agreement.

5. TERMINATION DUE TO DEATH OR DISABILITY. If Executive's employment terminates due to death or Permanent Total Disability, Executive shall be paid an amount equal to the

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    Target Level Bonus for the fiscal year of termination, prorated for the period of Executive's actual employment during the fiscal year of termination. Executive shall not be entitled to any other benefits under this Agreement.

6.  CONTINUATION OF INSURANCE BENEFITS.

    In the event Executive's employment terminates under the circumstances described in paragraphs 1 or 2 of this Agreement, the Company will continue Executive's participation and coverage for a period of one year from Executive's last day of employment with the Company under all the Company's life, medical and dental plans (but excluding the Company's disability plans) ("Insurance Benefits"), and all fringe benefit plans and programs (other than the Company's Profit Sharing/401(K) Plan) in which Executive is participating immediately prior to such employment termination, under the same coverages and on the same terms as in effect immediately prior to termination; provided, that if his continued participation is not possible under the general terms and provisions of such plans and programs, the Company shall arrange to provide him with substantially similar benefits.

7. NO OTHER SEVERANCE BENEFITS. The foregoing severance benefits will be in lieu of all severance payments and benefits to which Executive might otherwise be entitled under the Company's general severance policy, if any.

8. TERM. This Agreement shall be effective for a period of two years from the date hereof and shall thereafter automatically be extended on each anniversary of the execution hereof for a period of one additional year, provided that this Agreement may be terminated by the Company at any time prior to its expiration upon one years' prior written notice to Executive.

9. ATTORNEYS' FEES. The Company will pay the reasonable attorneys' fees of Executive that were incurred by him in enforcing his rights under this Agreement if Executive subsequently obtains any benefits under this Agreement, whether by way of settlement or litigation.

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10. CERTAIN DEFINED TERMS.  As used herein, the following terms shall have the following meanings:

    (a) "Base Salary" shall mean the greater of the annual salary paid to Executive as of the date of termination of his employment or the date of the Change of Control, as the case may be.

    (b)  "Cause" shall mean:

         (i) any act of fraud in the performance of Executive's duties as an executive of the Company,

         (ii)    conviction of any felony,

         (iii) engaging in any action with the intention of causing serious detriment to any of the operations of the Company or to any of its subsidiaries, or

         (iv) willful and continued failure to substantially perform his duties as an Executive of the Company (other than as a result of total or partial incapacity due to physical or mental illness (habitual drunkenness or abuse of drugs or controlled substances not being considered a physical or mental illness for purposes of this paragraph)).

    (c)  "Change of Control" shall mean:

         (i) the holders of the voting securities of the Company shall have approved a merger or consolidation of the Company with any other entity, unless (1) the proposed merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (2) prior to the effective date of such merger or consolidation, the Board of Directors (as constituted immediately prior to such effective date) adopts a resolution that for purposes of this Agreement, no Change Of Control has occurred (which resolution may

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                 be revoked by the Board of Directors at any time, in which case a Change of Control will be deemed to have occurred as of the date such revocation becomes effective);

         (ii) a plan of complete liquidation of the Company shall have been adopted or the holders of voting securities of the Company shall have approved an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets; or

         (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("1934 Act")) shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 15% or more of the combined voting power of the Company's then outstanding shares, unless, within 30 business days after notice to the Company of such event, the Board of Directors (as constituted immediately prior to such event) adopts a resolution that for purposes of this Agreement no Change of Control has occurred (which resolution may be revoked by the Board of Directors at any time, in which case a Change of Control will be deemed to have occurred as of the date such revocation becomes effective);

         (iv) during any period of two consecutive years, members who at the beginning of such period constituted the Board of Directors shall have ceased for any reason to constitute a majority thereof, unless the election, or nomination for election by the Company's stockholders, of each director shall have been approved by the vote of at least two-thirds of the directors then still in office and who were directors at the beginning of such period; or

         (v) the occurrence of any other change of control of a nature that would be required to be reported in accordance with Form 8-K pursuant to Sections 13 or 15(d) of the 1934 Act or in the Company's proxy statement in accordance with Schedule 14A of Regulation 14A promulgated under the 1934 Act, or in any successor forms or

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                 regulations to the same effect; unless, within 30 business days after notice to the Company of such events, the Board of Directors (as constituted immediately prior to such event) adopts a resolution that for purposes of this Agreement no Change of Control has occurred (which resolution may be revoked by the Board of Directors at any time, in which case a Change of Control will be deemed to have occurred on the date such revocation becomes effective).

    (d) A "Constructive Termination" shall be deemed to have occurred if (i) Executive's Base Salary is decreased by more than 10% during the term of this Agreement without his consent, or (ii) Executive's annual compensation potential (consisting of Base Salary plus total annual bonus potential) is decreased by more than 10% during the term of this Agreement without his consent, or (iii) Executive is required by the Company without his consent to relocate to a new place of business that is more than fifty miles from his current place of business, or
         (iv) there occurs a material adverse change in Executive's general job responsibilities or duties. In the event of the acquisition of Fibreboard by a public or private entity, a Constructive Termination shall not be triggered by a change in Executive's titles or reporting responsibilities, as long as there is no material adverse change in Executive's general job responsibilities or duties.

    (e) "Permanent Total Disability" shall mean: If at the end of any month Executive then is, and has been, for six (6) consecutive full calendar months then ending, or eighty (80) or more of the normal working days during the twelve (12) consecutive full calendar months then ending, unable to perform his duties in the normal and regular manner due to mental or physical illness or injury, Executive will be deemed to be in a state of Permanent Total Disability. Any determination of such inability to perform shall be made only by the Board of Directors of the Company with such professional advice as they deem appropriate. Such determination shall be final and conclusive.

    (f) "Target Level Bonus" shall mean the bonus that would have been payable to Executive under the Company's Annual Cash Incentive Program for the fiscal

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         year of termination assuming that Executive's employment had continued
         for the full year and the Company or the applicable business unit, as the case may be, had achieved the "Target" level of earnings for the year previously set by the Board of Directors under this Program.

    (g) For purposes of subparagraphs 1(a)(3), 2(a)(3) and 5 of this Agreement, applicable bonus amounts shall be "prorated" for the period of Executive's actual employment during the fiscal year of termination by multiplying the applicable bonus amount by a fraction, the numerator of which shall be the number of days of Executive's employment during such year and the denominator of which shall be 365.

11. MODIFICATION AND WAIVER OF BREACH. No waiver or modification of this Agreement shall be binding unless it is in writing, signed by the parties hereto. No waiver of a breach hereof shall be deemed to constitute a waiver of a further breach, whether of a similar or dissimilar nature.

12. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of any successors of the Company. As used herein, "successors" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires substantially all of the assets or business of the Company.

13. NOTICE. Any written notice to be given hereunder to Executive may be delivered to him personally or shall be deemed to have been given upon deposit thereof in the U.S. mail, certified mail, postage prepaid, addressed to Executive at the address as it shall appear on the records of the Company.

14. CONSTRUCTION OF AGREEMENT. This Agreement is made and entered into in the State of California and shall be construed under the laws of California.

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15. ENTIRE AGREEMENT.  This Agreement supersedes and replaces the Prior
    Agreement in its entirety, and after the execution hereof by Executive and the Company, the Prior Agreement shall no longer be of any further force or effect. This Agreement constitutes the entire understanding between the parties with respect to Executive's severance pay in the event of a termination of Executive's employment with the Company, superseding all negotiations, prior discussions and preliminary agreements, written or oral, concerning said severance pay. This Agreement may not be amended except in writing by the parties hereto.

16. COUNTERPARTS.  This Agreement may be executed in counterparts.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       FIBREBOARD CORPORATION

                                       By
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                                           John D. Roach
                                           Chairman, President and
                                           Chief Executive Officer



                                       ----------------------------------------
                                       Executive

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